Exhibit 10.10

UNIVERSAL AMERICAN CORP.

2011 OMNIBUS EQUITY AWARD PLAN

EMPLOYEE NONQUALIFIED
OPTION AWARD AGREEMENT

THIS NONQUALIFIED OPTION AWARD AGREEMENT (the “Agreement”), dated as of [[GRANTDATE]] (the “Date of Grant”), is made by and between Universal American Corp., a Delaware corporation (the “Company”), and [[FIRSTNAME]] [[LASTNAME]] (“Participant”).  Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

WHEREAS, the Company has adopted the Universal American Corp. 2011 Omnibus Equity Award Plan (the “Plan”), pursuant to which Options may be granted; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the Option provided for herein to Participant subject to the terms set forth herein.

WHEREAS, on the date hereof, Participant is being granted additional stock options whose vesting is tied to the performance of Company common stock.  For administrative reasons, such options are being issued to Participant pursuant to four separate (but similar) option agreements, one of which is this Agreement.  As used in this Agreement, such other three option agreements are referred to as the “Additional Stock Option Agreements.”

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.                                      Grant of Option.

(a)           Grant. The Company hereby grants to Participant an Option (the “Option”) to purchase [[SHARESGRANTED]] shares of Common Stock (such shares of Common Stock, the “Option Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an Incentive Stock Option.  The Exercise Price, being the price at which Participant shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option, shall be [[GRANTPRICE]] per Option Share.

(b)           Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.

(c)           Acceptance of Agreement. Unless Participant notifies the Company’s General Counsel in writing within 14 days after the date shown on the signature page of this Agreement that Participant does not wish to accept this Agreement, Participant will be deemed to have accepted this Agreement and will be bound by the terms of the Agreement and the Plan. Any such notice may be given to the General Counsel at the Company’s principal executive office.  By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules (which consent may be revoked in writing by the

Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).

2.             Vesting.  Except as may otherwise be provided herein, subject to the Participant’s continued employment with the Company or an Affiliate, the Option shall become vested and exercisable as follows:

(a)           One-hundred percent (100%) of the Option Shares shall vest on the First anniversary of the Date of Grant (such date, a “Vesting Date”) if the average closing price of the Company’s Common Stock for the ten (10) days immediately prior to such Vesting Date (the “10-Day Stock Price”) is equal to or greater than the applicable Hurdle Price as set forth in the table below (such condition being referred to as the “Vesting Condition”).  If the Vesting Condition is not met on the applicable Vesting Date but the vesting condition is met on a subsequent vesting date under an Additional Stock Option Agreement, the Option Shares granted under this Agreement shall automatically vest on such subsequent vesting date.(1)

Vesting Date	Hurdle Price(2)
First anniversary of Grant Date — 2/13/16	$10.09
Second anniversary of Grant Date — 2/13/17	$11.10
Third anniversary of Grant Date — 2/13/18	$12.21
Fourth anniversary of Grant Date — 2/13/19	$13.43

(b)           Any fractional Option Shares resulting from the application of the vesting schedule shall be aggregated and the Option Shares resulting from such aggregation shall vest on the final Vesting Date.

3.             Termination of Employment.  If the Participant’s employment or service with the Company or any Affiliate, as applicable, terminates for any reason, then the unvested portion of the Option shall be cancelled immediately and the Participant shall immediately forfeit any rights to the Option Shares subject to such unvested portion.

4.             Expiration.

(a)           In no event shall all or any portion of the Option be exercisable after the fifth anniversary of the Date of Grant (the “Option Period”).

(1) For example, if the 10-Day Stock Price on 2/13/16 is $10.00, that tranche of the Option Shares will not vest because the $10.00 price is below the $10.09 Hurdle Price.   However, if the 10-Day Stock Price is then $11.15 on 2/13/17, both the 2/13/16 tranche and the 2/13/17 tranche will vest on 2/13/17.

(2) The Hurdle Price will be automatically reduced by the full amount of any dividends paid by the Company to its shareholders prior to such applicable Vesting Date.  For example, if the Company pays a $1.00 dividend to shareholders on August 1, 2015, the Hurdle Price for all four periods shall be reduced by $1.00 on such payment date.  If the Company pays a $1.00 dividend to shareholders on August 1, 2016, the Hurdle Price for the second, third and fourth periods shall be reduced by $1.00 on such payment date.

(b)           If, prior to the end of the Option Period, the Participant’s employment or service with the Company and all Affiliates is terminated without Cause or by the Participant for any reason, the Option shall expire on the earlier of the last day of the Option Period or the date that is 90 days after the date of such termination; provided, however, that if the Participant’s employment or service with the Company or any Affiliate is terminated and is subsequently rehired or reengaged by the Company or any Affiliate within 90 days following such termination and prior to the expiration of the Option shall not be considered to have undergone a termination.  In the event of a termination described in this subsection (b), the Option shall remain exercisable by the Participant until its expiration only to the extent the Option was exercisable at the time of such termination.

(c)           If the Participant dies or is terminated on account of Disability prior to the end of the Option Period and while still in the employ or service of the Company or an Affiliate, or dies following a termination described in subsection (b) above but prior to the expiration of an Option, the Option shall expire on the earlier of the last day of the Option Period or the date that is one year after the date of death or termination on account of Disability of the Participant, as applicable.  In such event, the Option shall remain exercisable by the Participant or his or her beneficiary determined in accordance with Section 15(g) of the Plan, as applicable, until its expiration only to the extent the Option was exercisable by the Participant at the time of such event.

(d)           If the Participant ceases employment or service of the Company or any Affiliates due to a termination for Cause, the Option shall expire immediately upon such cessation of employment or service.

5.                                      Method of Exercise.

(a)           Options which have become exercisable may be exercised by such method as may be approved by the Company from time to time.

(b)           No Option Shares shall be delivered pursuant to any exercise of the Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

(c)           Subject to applicable law, the Exercise Price and applicable tax withholding shall be payable by (i) check, (ii) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes and (iii) such other method which is approved by the Committee. Notwithstanding the foregoing, if, on the last day of the Option Period, the Fair Market Value exceeds the Exercise Price, the Participant has not exercised the Option, and the Option has not expired, such Option shall be deemed to have been exercised by the Participant on such last day by means of a net exercise and the Company shall deliver to the Participant the number of shares of Common Stock for which the Option was deemed exercised less such number of shares of Common Stock required to be withheld to cover the payment of the Exercise Price and all applicable required withholding taxes. Any fractional shares of Common Stock shall be settled in cash.

6.             Rights as a Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock subject to this Option unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Participant the Option Shares and (iii) the Participant’s name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company.

7.             Compliance with Legal Requirements.

(a)           Generally.  The granting and exercising of the Option, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee shall have the right to impose such restrictions on the Option as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which shares of Common Stock are then listed or traded, and/or any blue sky or state securities laws applicable to such shares.  It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.  The Participant agrees to take all steps the Committee or the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

(b)           Tax Withholding. Vesting of the Option shall be subject to the Participant satisfying any applicable federal, state, local and foreign tax withholding obligations. The Company shall have the power and the right to deduct or withhold from all amounts payable to the Participant in connection with the Option or otherwise, or require the Participant to remit to the Company, an amount sufficient to satisfy any applicable taxes required by law. Further, the Company may permit or require the Participant to satisfy, in whole or in part, the tax obligations by withholding shares of Common Stock that would otherwise be received upon exercise of the Option.

8.             Clawback.  Notwithstanding anything to the contrary contained herein, the Committee may, in its sole discretion, cancel the Option if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement, or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion.  Further, if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant shall forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Option, the sale or other transfer of such Option, or the sale of shares of Common Stock acquired in respect of such Option, and must promptly repay such amounts to the Company.  In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of the Option for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee in its sole discretion, then the Participant shall be required to promptly repay any such excess amount to the Company.  To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NYSE or other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, the Option shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

9.                                      Miscellaneous.

(a)           Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 15(b) of the Plan.  In the event of the Participant’s death, the Option shall thereafter be exercisable (to the extent otherwise exercisable hereunder) only by the Participant’s executors or administrators.

(b)           Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c)           Section 409A.  The Option is not intended to be subject to Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 9(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Option or the Option Shares will not be subject to interest and penalties under Section 409A.

(d)           Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the Corporate Secretary at the Company’s principal executive office.

(e)           Severability The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f)            No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

(g)           Fractional Shares. In lieu of issuing a fraction of a share of the Common Stock resulting from any exercise of the Option, resulting from an adjustment of the Option pursuant to Section 12 of the Plan or otherwise, the Company shall be entitled to pay to the Participant an amount equal to the Fair Market Value of such fractional share.

(h)           Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. Any notice should be made to the attention of the Corporate Secretary of the Company at the Company’s principal executive office. If no designated beneficiary survives the Participant, the Participant’s estate shall be deemed to be Participant’s beneficiary.

(i)            Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(j)            Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 9 of the Plan.

(k)           Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(l)            Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

IN WITNESS WHEREOF, the Company has executed this Agreement as set forth below.

UNIVERSAL AMERICAN CORP.

By:	/s/ David Monroe
Name: David Monroe
Title: SVP, Finance
Date: [[GRANTDATE]]